Exhibit 10.3

ROLLOVER AND CONTRIBUTION AGREEMENT

This ROLLOVER AND CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of September 28, 2022, by and between (i) Bullseye Holdings, LP, a Delaware limited partnership, (“Parent”) and (ii) the undersigned (each, a “Rollover Holder” and collectively, the “Rollover Holders”). Each of the parties hereto are referred to herein as a “Party” and collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Bullseye FinCo, Inc., a Delaware corporation (“Buyer”), (ii) Bullseye Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and (iii) BTRS Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger (as it may be amended, modified or restated from time to time, the “Merger Agreement”), pursuant to which, among other things, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub shall merge with and into the Company, whereupon, the separate existence of Merger Sub will cease to exist and the Company will be the surviving corporation as a wholly-owned subsidiary of Buyer, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, the Rollover Holders are the record and beneficial owners of 25,736,852 shares of Class 1 Common Stock of the Company in the aggregate;

WHEREAS, subject to the terms and conditions set forth in this Agreement, immediately prior to the Closing, each Rollover Holder shall contribute, transfer and assign to Parent all of his or its right, title and interest in the number of shares of Class 1 Common Stock of the Company listed opposite such Rollover Holder’s name on Schedule I hereto (collectively, the “Contributed Shares”) having the value equal to the amount set forth on Schedule I hereto (such contribution, transfer and assignment, the “Contribution”), free and clear of all Liens (other than Liens under applicable securities laws and the Company’s organizational documents), in exchange for a number of partnership interests in Parent (such interests in Parent to be issued to the Rollover Holders, the “Rollover Interests”) having an aggregate value that is equal to the value of the Contributed Shares, at a price per Rollover Interest equal to the same price per partnership interest of Parent to be acquired by Bullseye Holdings S.à r.l. at the Closing;

WHEREAS, concurrently with the Contribution, Parent shall accept the Contributed Shares from the Rollover Holders and, in exchange therefor and subject to the terms and conditions hereof, issue the Rollover Interests to the Rollover Holders (the “Exchange”);

WHEREAS, it is intended that (i) the Contribution qualify as a transaction under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”) and any comparable provision of state or local income tax law, and (ii) the further contribution of the Contributed Shares from Parent to Bullseye TopCo, Inc. qualify as a transaction under Section 351 of the Code and any comparable provision of state or local income tax law, and (iii) the further contribution of the Contributed Shares from Bullseye Topco, Inc. to Bullseye Intermediate Holdings LLC be disregarded for U.S. federal (and applicable state and local) income tax purposes (collectively, the “Intended Tax Treatment”); and

WHEREAS, at the closing of the Contribution and the Exchange (the “Contribution Closing”), each Rollover Holder shall execute and deliver to Parent a signature page or joinder to the Amended and Restated Agreement of Limited Partnership (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”) of Parent, by and among Parent and the other parties thereto, containing substantially the terms and conditions set forth on Exhibit A hereto, which shall become effective upon the effectiveness of the amendment to such agreement to be entered into at or immediately prior to the Closing, relating to Parent and the Rollover Interests to be received by such Rollover Holder pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article I

Contribution and Exchange

1.1   Contribution and Exchange. On the terms and subject to the conditions set forth herein (including the deliveries contemplated by Article IV hereof) and subject to Section 1.3, immediately prior to the Closing, (i) each Rollover Holder shall contribute, assign, transfer, convey and deliver to Parent the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto, free and clear of any and all Liens (other than Liens under applicable securities laws or the organizational documents of the Company), (ii) Parent shall issue to such Rollover Holder its applicable portion of the Rollover Interests (in exchange for the contribution, assignment, transfer, conveyance and delivery by such Rollover Holder to Parent of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto), free and clear of any and all Liens, except as may exist by reason of this Agreement, applicable securities laws and the Partnership Agreement or any Liens created by such Rollover Holder, (iii) Parent shall further contribute, assign, transfer, convey and deliver to Bullseye TopCo, Inc. the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws), in exchange for a separate, newly issued block of stock in Bullseye TopCo, Inc. and (iv) Bullseye TopCo, Inc. shall further contribute, assign, transfer, convey and deliver to Bullseye Intermediate Holdings LLC, the Contributed Shares, free and clear of any and all Liens (other than Liens under applicable securities laws).

1.2   Contribution Closing. The Contribution Closing shall occur immediately prior to the Closing. The Contribution Closing shall take place virtually, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place determined by the parties.

1.3   Failure to Consummate the Closing. In the event that after the Contribution and the Exchange, the Closing fails to occur for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Rollover Holders the Contributed Shares and the Rollover Holders shall assign, transfer, convey and deliver to Parent the Rollover Interests issued to the Rollover Holders, and in any such case, neither Parent nor the Rollover Holders shall have any further obligations under this Agreement. In such event, each party shall provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has been made effective.

Article II

Representations and Warranties

2.1   Representations and Warranties of Parent. Parent hereby makes the following representations and warranties to the Rollover Holders, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:

(a)   Parent has full limited partnership power and authority to execute and deliver this Agreement. Parent has duly executed and delivered this Agreement. This Agreement is a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)   This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required limited partnership action on the part of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.

(c)   Except for waivers or consents that have been obtained or are in full force and effect, the execution and delivery of this Agreement by Parent and the issuance of the Rollover Interests contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the certificate of limited partnership, the Partnership Agreement or other organizational documents of Parent, (ii) any law, order or agreement applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) any agreement, lease or other instrument or obligation to which Parent is a party or by which any of Parent’s assets is bound.

(d)   Immediately following the Contribution Closing, the capitalization of the Partnership shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto, and all of the Partnership's outstanding equity securities, including the Rollover Interests to be issued to the Rollover Holders hereunder, will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of all Liens, preemptive or similar rights (other than those arising under the agreements entered into at the Contribution Closing by the Rollover Holders, including the Partnership Agreement, and those created under applicable securities laws). The rights, privileges and preferences of all of the Partnership’s equity securities are as stated in the Partnership Agreement. There are no outstanding interests convertible into or exchangeable or exercisable for, directly or indirectly, any equity interests of the Partnership. Other than the Partnership Agreement, as of the Contribution Closing there will be no agreements or understandings to which the Partnership is a party or obligated with respect to the voting of the Partnership’s equity securities.

(e)   There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to Parent’s knowledge, threatened against or affecting Parent or the Partnership that would adversely affect the consummation of the transactions contemplated by this Agreement.

2.2   Representations and Warranties of the Rollover Holders. To induce Parent to issue the Rollover Interests as herein provided, each Rollover Holder makes the following representations and warranties to Parent, each and all of which shall be true and correct as of the date of this Agreement and the Contribution Closing:

(a)   To the extent that such Rollover Holder is an organization, such Rollover Holder is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Rollover Holder has all requisite power and capacity to execute and deliver this Agreement and the Partnership Agreement (or a joinder thereto). Such Rollover Holder has duly executed and delivered this Agreement, and shall execute and deliver the Partnership Agreement at the Contribution Closing. This Agreement is, and once executed by such Rollover Holder the Partnership Agreement shall be, valid and binding obligations of such Rollover Holder enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)   Neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by such Rollover Holder, nor the acquisition of the Rollover Interests hereunder, will (i) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any agreement, lease or other instrument or obligation to which such Rollover Holder is a party or by which any of such Rollover Holder’s assets is bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect, or (ii) violate any law, order, writ, injunction or decree applicable to such Rollover Holder.

(c)   Immediately prior to the Contribution Closing such Rollover Holder will be the record and beneficial owner of the Contributed Shares set forth opposite such Rollover Holder’s name on Schedule I hereto free and clear of all Liens (other than restrictions on transfer under applicable securities laws). No other Person has any right to acquire the Contributed Shares. Upon transfer of such Contributed Shares to Parent at the time of the Contribution Closing, Parent shall acquire good and valid title to such Contributed Shares, free and clear of any and all Liens, other than any such Liens created by Parent, under applicable securities laws or under the Partnership Agreement.

(d)   Such Rollover Holder has not incurred or become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

(e)   Such Rollover Holder is acquiring the Rollover Interests for such Rollover Holder’s account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Such Rollover Holder acknowledges that (i) the Rollover Interests have not been registered under the U.S. Securities Act of 1933 (as amended, the “Securities Act”) or any securities or “blue sky” laws of any state, and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, (ii) there is not now and there may never be any public market for the Rollover Interests and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Rollover Interests. None of the Rollover Interests may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such the Rollover Interests are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state, and then only in accordance with the terms of the Partnership Agreement.

(f)   Such Rollover Holder has had an opportunity to ask such questions as he or it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the offering of the Rollover Interests and the merits and risks of investing in the Rollover Interests and has had full access to such other information concerning Parent, its Subsidiaries and the Rollover Interests as such Rollover Holder has requested. Such Rollover Holder’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Rollover Interests. In furtherance of the foregoing, such Rollover Holder represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Parent or any of its Affiliates or as to the desirability or value of an investment in Parent has been made to such Rollover Holder by or on behalf of Parent or any of its Affiliates and (ii) such Rollover Holder has relied upon his or its own independent appraisal and investigation, and the advice of such Rollover Holder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Parent.

(g)   Such Rollover Holder’s financial situation is such that such Rollover Holder can afford to bear the economic risk of holding the Rollover Interests for an indefinite period and such Rollover Holder can afford to suffer the complete loss of such Rollover Holder’s investment in the Rollover Interests.

(h)   Such Rollover Holder is not subscribing for the Rollover Interests as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to such Rollover Holder in connection with investments in securities generally.

(i)   Such Rollover Holder hereby represents and warrants as to such Rollover Holder’s status by completing the Accredited Investor Questionnaire attached hereto as Exhibit B.

(j)   Such Rollover Holder’s principal place of residence is in the country or state so designated below his or its name on the signature page hereto.

(k)   Such Rollover Holder understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. Such Rollover Holder represents and warrants that he or it is not a person named on an OFAC list, nor is such Rollover Holder a person with whom dealings are prohibited under any OFAC regulation.

Article III

Further Acknowledgements and Agreements of the Rollover Holders

3.1   Further Acknowledgements and Agreements of the Rollover Holders.

(a)   The Rollover Holders hereby acknowledge and agree that, in exchange for the contribution of the Contributed Shares, they are only entitled to receive the Rollover Interests, subject to the terms and conditions described herein. The issuance of the Rollover Interests to the Rollover Holders will completely discharge any obligations of Parent and its Affiliates with respect to the Contributed Shares, other than obligations under the Merger Agreement and the Partnership Agreement.

(b)   The Rollover Holders hereby acknowledge and agree that the Rollover Interests are subject to restrictions on transfer and resale and may not be transferred or resold except (i) as provided in the Partnership Agreement and (ii) as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

(c)   The Rollover Holders hereby acknowledge and agree that either:

(i)   (A) the Rollover Interests are being sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act and in connection with and as a part of the compensation and incentive arrangements between an Affiliate of Parent and the Rollover Holders, (B) the execution and delivery of this Agreement and the grant of the Rollover Interests hereunder are intended to qualify as an exempt offering under Rule 701 of the Securities Act, Regulation D under the Securities Act or other applicable exemption from registration and the Rollover Interests will therefore not be registered under the Securities Act, and (C) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests; or

(ii)   (A) the Rollover Interests are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) each Rollover Holder is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their respective investments in the Rollover Interests, (C) each Rollover Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of his or its investment in the Rollover Interests, (D) as a result, the Rollover Interests will not be registered under the Securities Act, and (E) Parent is under no obligation to file any registration statement with the United States Securities and Exchange Commission in order to permit transfers of the Rollover Interests.

(d)   The Rollover Holders hereby acknowledge and agree that the Rollover Interests acquired hereunder shall be subject to the terms of Partnership Agreement and, as a result thereof, the Rollover Interests will be subject to certain transfer restrictions and repurchase rights set forth in the Partnership Agreement in favor of Parent. The parties hereto acknowledge and agree that, during the time period between the date on which this Agreement is executed and delivered by the parties hereto (which is occurring concurrently with the execution and delivery of the Merger Agreement by the parties thereto) and the Closing under the Merger Agreement, the Partnership Agreement setting forth the terms and conditions of the Rollover Interests, will be drafted and finalized by the parties. If for any reason, the parties have not entered into the Partnership Agreement concurrently with the Closing, then the parties shall operate Parent in accordance with the terms set forth in Exhibit A until the parties have executed and delivered the Partnership Agreement.

Article IV

Deliveries at the Contribution Closing

4.1   Deliveries by Parent at the Contribution Closing. At the Contribution Closing, Parent shall:

(a)   issue the Rollover Interests to the Rollover Holders; and

(b)   deliver to the Rollover Holders the Partnership Agreement, duly executed by Parent.

4.2   Deliveries by the Rollover Holders at the Contribution Closing. At or prior to the Contribution Closing, each Rollover Holder shall deliver to Parent:

(a)   a duly executed counterpart signature page or joinder to the Partnership Agreement;

(b)   a completed Accredited Investor Questionnaire attached hereto as Exhibit B; and

(c)   to the extent such Rollover Holder is a natural person and resides in a community property state, a duly executed and completed copy of the spousal consent, substantially in the form attached hereto as Exhibit C.

Article V

Miscellaneous

5.1   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given,

If to Parent, to:

Bullseye Holdings, LP

c/o EQT Partners Inc.

1114 Avenue of the Americas, 45th Floor

New York, NY 10036

Attention:

Arvindh Kumar

Tyler Parker

Email:

[***]

[***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:

Robert A. Rizzo

Raymond Gietz

E-mail:

[***]

[***]

if to the Rollover Holders, to:

Flint Lane

Email:

[***]

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6289

Attention: Steven M. Cohen

Email: [***]

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

5.2   Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign his or its rights or delegate his or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that Parent may, without the consent of any other party hereto, (i) transfer or assign this Agreement, or its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, (ii) transfer or assign its respective rights hereunder for collateral security purposes to any lender providing financing to Parent or Merger Sub, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent of its obligations hereunder. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

5.3   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

5.4   Remedies. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained herein in any court set forth in Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party (or parties) has (or have) an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

5.5   Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, any other Transaction Document or any document, certificate or instrument delivered in connection herewith or otherwise, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that all Actions that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document and (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (other than claims by Parent against the insurers under any buy side representations and warranty insurance policy obtained by Parent or any of its Affiliates). In furtherance and not in limitation of the foregoing, each party hereto acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any Liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or Liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source (including, in the case of Parent, Merger Sub, Sponsor and their respective Affiliates, the Debt Financing Sources), Affiliate, agent or other Representative of any party hereto or any Affiliate of any party hereto, through Parent, Merger Sub, the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any law, or otherwise, except for (i) claims against any Person that is party to, and solely pursuant to the terms and conditions of, the applicable Transaction Document(s), (ii) claims of fraud, (iii) claims against any Person that is party to, and solely pursuant to the terms and conditions of the, the Confidentiality Agreement, and (iv) claims Parent or Merger Sub may, in their sole discretion, assert against the Debt Financing Sources pursuant to the terms and conditions of the Debt Commitment Letter.

5.6   Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Party.

5.7   Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.8   Entire Agreement; No Third Party Beneficiary. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto.

5.9   Exhibits and Schedules. The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

5.10   Governing Law.

(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction. Any and all claims, controversies, causes of action, or other Actions arising out or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, without giving effect to any conflicts of law rules or other rules that would result in the application of the laws of a different jurisdiction.

(b)   The parties hereto agree that any Action seeking to enforce any provision of, relating to, or in connection with, this Agreement or the Transactions shall be brought exclusively in the

Delaware Chancery Court or, if such court shall not have or declines jurisdiction, any federal court or other Delaware state courts, in each case, located in New Castle County in the State of Delaware (collectively, the “Chosen Courts”), and each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of such Chosen Courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such Chosen Court or that any such Action brought in any such Chosen Court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.

(c)   To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself, herself or itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d)   Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR OTHER ACTION ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(d).

5.11   Interpretation; Absence of Presumption

(a)   For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

(b)   With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

5.12   Intended Tax Treatment. No Party shall, and Parent shall not permit Bullseye TopCo, Inc. or any of its controlled Affiliates to, take a position for U.S. federal (or applicable state and local) income tax purposes that is inconsistent with the Intended Tax Treatment, unless required by applicable law, and each Party shall prepare and file all tax returns in a manner consistent with the Intended Tax Treatment.

5.13   Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood and agreed that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5.14   Further Action. The Parties hereto shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

5.15   Termination. This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with its terms; provided that the parties hereto shall give effect to the provisions of Section 1.3.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BULLSEYE HOLDINGS, LP

By: Bullseye Holdings GP, LLC
Its: general partner

By:	/s/ Adam Larsson
	Name:	Adam Larsson
	Title:	President

By:	/s/ Christiaan Snyders
	Name:	Christiaan Snyders
	Title:	Vice President & Treasurer

[SIGNATURE PAGE TO ROLLOVER AGREEMENT]

ROLLOVER HOLDERS:

Flint A. Lane

/s/ Flint A. Lane

FL 2009 GRAT FBO TKL

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee

FL 2009 GRAT FBO KML

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee

FL 2009 GRAT FBO APL

By:	/s/ Kathryn E. Lane
Name: Kathryn E. Lane
Title: Trustee

[SIGNATURE PAGE TO ROLLOVER AGREEMENT]